Exhibit 99.1

Altera Corporation 101 Innovation Drive San Jose, CA 95134 Phone: 408-544-7000

INVESTOR CONTACT Scott Wylie — Vice President Investor Relations (408) 544-6996 swylie@altera.com	MEDIA CONTACT Mark Plungy — Senior Manager Public Relations (408) 544-6397 newsroom@altera.com
ALTERA INCREASES SHARE REPURCHASE AUTHORIZATION
San Jose, California, February 2, 2010—Altera Corporation (NASDAQ: ALTR) today announced that its board of directors has approved a 10 million share increase to the number of shares authorized for repurchase under the company’s share repurchase program. There are now 14.7 million shares authorized by the board of directors for repurchase. Under the program, which was previously authorized by the board of directors, shares may be purchased in the open market from time to time at the discretion of the company’s management.
About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.
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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries.